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                                                                    Exhibit 10.5

                            SUMMARY OF LEASE AGREEMENT

LESSORS:  SOUNDVIEW PARK, INC.

LESSEE:   WESTSOUND BANK

LOCATION OF BUILDING:  SOUNDVIEW PARK, 5775 SOUNDVIEW DR., SUITES 201/202 &
                       204C, GIG HARBOR, WASHINGTON

MONTHLY PAYMENT:  $4,700.00 (Four Thousand Seven Hundred dollars)

TERM:  FIVE (5) YEARS

COMMENCEMENT DATE:  APRIL 1, 2005

                                 TABLE OF CONTENTS

1.  Description
2.  Term
3.  Rent
4.  Net Lease Clause
5.  Assignment of Sublease
6.  Permissible Use of Premises
7.  Repair and Care of Premises
8.  Alterations and Improvements
9.  Casualty Insurance
10. Indemnity and Liability Insurance
11. Lessor's Right of Entry for Inspection
12. Eminent Domain
13. Damage/Destruction
14. Default of Lease
15. Signs
16. Interpretation and Venue
17. Subordination and Lessor's Refinance
18. Recording
19. Headings
20. Peaceful Possession
21. Parking
22. Counterparts
23. Renewal or Extension
24. Hold-Over
25. Notices
26. Enforcement
27. Heirs and Successors
28. Disclosure
    Attachment "A" - Tenant Improvements
    Signatures
    Notary


                               LEASE AGREEMENT

This lease is made between SOUNDVIEW PARK, INC., a Washington Corporation (hereinafter designated as "Lessor") and WESTSOUND BANK (hereinafter referred to as "Lessee").

1. DESCRIPTION: Lessor hereby leases to Lessee and Lessee hereby leases from Lessor 3,950 square feet, more or less, of the improvements thereon located on 5775 Soundview Dr., City of Gig Harbor, Washington (hereinafter designated the "premises" or the "property"), and commonly known as 5775 Soundview Drive, Suites 204C & 201/202C.

2. TERM: The term of this lease shall commence on APRIL 1, 2005 and end MARCH 31, 2010. Time is of the essence in this agreement.

3. RENT: During the first year of this lease, Lessee shall pay to Lessor a fixed monthly rent of $4,700.00 (four thousand seven hundred dollars) which shall be the base rent. Each subsequent year of this lease Lessee shall pay the base rent amount plus an amount based on the Consumer Price Index, not to exceed 3% per year.

    3.1 All rent shall be payable in advance, or on or before the 1st day of each calendar month, at such place as Lessor shall, from time to time, direct in writing.


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4.   NET LEASE CLAUSE: It is the intention of the Lessor and Lessee that the net rent provided for in this lease shall be an absolute net return to the Lessor, without deduction or setoff for any reason whatsoever, and free of any expense or charges with respect to the leased premises, including but not limited to personal property taxes, assessments, or other public charges, cost of insurance for Lessee's personal property, operation, maintenance, repair, upkeep, renewal, improvements or alterations of the leased premises. Real estate property taxes with be prorated and paid by Lessee based on the leased square footage.

     4.1 Landscaping, parking area maintenance, fire insurance on the improvements, sewer, water, and garbage will be paid by Lessor. All other utilities will be paid be Lessee.

5. ASSIGNMENT OR SUBLEASE: Lessee shall not mortgage, encumber, assign, or otherwise transfer all or any portion of its interest in this lease without Lessor's written approval. The aforementioned written approval shall not be unreasonably withheld. No assignment shall relieve Lessee of liability hereunder to Lessor without an express written release from Lessor.

6. PERMISSIBLE USE OF THE PREMISES: Lessee shall not use the demised premises in any manner which will cause a cancellation of any fire or liability insurance policy on said premises or the building. Lessee shall not commit, or suffer to be committed, any waste on the demised premises.

7. REPAIR AND CARE OF THE PREMISES: Prior to occupancy, the premises, including all fixtures and appurtenances, will be inspected and accepted by Lessee. Tenant Improvements shall be at Lessee's sole expense. Lessee will permit no waste, damage or injury to the premises. Lessee shall be liable for removal of ice and snow from the sidewalks and in front of or about said premises. Lessee shall, at all times, use said premises in accordance with, and comply with, the laws of the State of Washington and the ordinances of the appropriate city or county in which said premises are located, and in accordance with all directions, rules and regulations of the health officer, fire marshal, building inspector, or other proper officers of said city or county, at the sole cost and expense of said Lessee. At the expiration or sooner termination of this lease, Lessee will put and surrender said premises in a neat and "broom clean" condition, and will deliver up all keys belonging to said premises to Lessor, or Lessor's agent. Should Lessee fail to surrender to Lessor as provided herein, Lessor shall have the right to perform the work necessary to put said premises in "broom clean" condition at Lessee's expense unless he agrees to reimburse Lessor a reasonable sum therefore.

     7.1 Lessor shall not be called upon to make any improvements or repairs of any kind on the interior of the leased premises. Lessee shall replace any glass of all windows as may become cracked or broken. Except for fire, windstorms, or other 'Acts of God', Lessee will, at its sole cost and expense, keep and preserve the leased premises, including but not limited to, exterior entrances and all interior partitions, doors, fixtures, and utility supply lines within the leased area of the building, including lighting.

     7.2 Exterior sash, walls, foundation, roof, heating system, air conditioning system and plumbing fixtures shall be maintained by Lessor.

8. ALTERATION AND IMPROVEMENTS: Lessee shall make no alterations, additions or improvements to the property without the prior written consent of the Lessor. Upon the consent of the Lessor, which shall not be unreasonably withheld, all such alterations or improvements shall be made at Lessee's sole cost and expense. Lessee shall secure any and all governmental permits required in connection with any work and perform the same in accordance with all applicable governmental regulations and restrictions. Lessee shall indemnify, defend and hold Lessor harmless from any and all losses, liabilities, costs, expenses and any and all liens resulting from such work. All alterations, additions and improvements, excluding x-ray and other professional equipment, shall immediately become the property of the Lessor without any obligation to pay therefore, and shall not be removed by Lessee.

9. CASUALTY INSURANCE: Lessee shall, at its sole expense, obtain and keep in force at all times during the term of this lease, fire and extended coverage on the personal property now or hereinafter located on the leased premises. All policies shall expressly provide that such policy shall not be canceled, terminated, or altered without thirty (30) days prior written notice to Lessor. On the effective date of this lease, and thereafter not less than thirty (30) days prior to the expiration dates of the existing policies furnished pursuant to this paragraph, certificates evidencing the required insurance shall be delivered by the Lessee to the Lessor.

10. INDEMNITY, LIABILITY INSURANCE: Lessor shall not be liable to Lessee or any other person for property damage or personal injuries occurring on or about the property from any cause whatsoever, excluding Lessor's negligence and any latent defect on the property. Lessee shall indemnify and hold Lessor harmless from any such liability arising out of Lessee's operation of the property or caused by any act or omission of Lessee or any agent, sublease, licensee, invitee or guest. Lessee further agrees to defend Lessor from all claims or demands based upon such injury or damage, including retention of legal counsel and payment of all attorney's fees and costs from the inception of any such claim or demand. Such indemnification shall survive the expiration or sooner termination of this lease. Lessee will not indemnify Lessor from injuries or damages as a result of Lessor's negligence.

     10.1 Lessee shall promptly notify Lessor of all accidents or casualties occurring on or about the property and the Lessor shall notify the Lessee upon receipt of any claim covered by the Lessee's indemnification. Lessee shall obtain and pay for liability insurance in the minimum amounts of $100,000.00 for property damage, and $500,000.00 per individual or $1,000,000.00 per accident for personal injuries to indemnify Lessor, Lessee and any underlying contract or mortgage holder against any such claims or demands and all expenses incident thereto. Such policy shall expressly preclude cancellation without a thirty (30) day advance notice to Lessor. Lessee shall deliver a copy of such policy to Lessor upon issuance, and provide evidence of policy renewals and premium payments at least thirty (30) days prior to the expiration of the policy term.



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11.  LESSOR'S RIGHT OF ENTRY FOR INSPECTION:  Lessee will allow Lessor or
Lessor's agent free access at all reasonable times to said premises for the purpose of inspection, or of making repairs, additions or alterations to the premises or any property owned by or under the control of Lessor, that this right shall not be construed as an agreement on the part of Lessor to make any repairs, all such repairs are to be made by Lessee as aforesaid. Lessor shall have the right to place and maintain "For Lease" signs in a conspicuous place on said premises, for thirty (30) days prior to the expiration of this lease.

12. EMINENT DOMAIN: If the taking of any part of the property by eminent domain renders the remainder unsuitable for the conduct of a business this lease shall terminate thirty (30) days after Lessor receives official notice of such taking. If so terminated, the minimum rent and all other costs and expenses chargeable to the Lessee shall be pro-rated to the date of termination. If any portion of the property is taken by eminent domain and this lease is not terminated, the minimum rent shall be reduced from the date Lessee is required to partially vacate the property in the same proportion that the value of the property after the taking bears to the value of the property before the taking. The term "eminent domain" shall include the taking by or through any governmental authority, and any private purchase or acquisition in lieu thereof. Lessor reserves the right to the entire damage award of payment for any taking by eminent domain, and Lessee waives all claims whatsoever against Lessor for damages of termination of its leasehold interest or for interference with its business. Lessee hereby grants and assigns to Lessor any right Lessee may now have or hereafter acquire to such damages and agrees to execute and deliver such further instruments of assignment that Lessor may from time to time request. Lessee shall have the right to claim and recover compensation from the condemnor for any cost and expense incurred by Lessee in moving its business or from the loss of Lessee's personal property; provided that such compensation may be claimed only if awarded separately and not out of or part of the damages or award recoverable by Lessor.

13. DAMAGE/DESTRUCTION: In the event that the premises are damaged to such an extent as to render the same untenable in whole or in substantial part thereof, or are destroyed, it shall be optional with the Lessor to repair or rebuild the same; and after the happening of any such event, Lessee shall give Lessor or Lessor's agent immediate written notice thereof. Lessor shall have not more than thirty (30) days after date of such notification to notify Lessee in writing of Lessor's intent to repair or rebuild said premises, or the parts so damaged as before said, and if Lessor elects to repair or rebuild such premises. Lessor shall expedite the work of such repairing or rebuilding without unnecessary delay, and during such period, the rent of said premises shall be abated in the same ratio that the portion of the premises is rendered for the time being inferior occupancy shall bear to the whole of the leased premises. If Lessor shall fail to give notice of the aforesaid, Lessee shall have the right to declare this lease terminated by written notice served upon Lessor or Lessor's agent.

     In the event that the building, in which the premises hereby leased are located, shall be damaged to such an extent that, in the opinion of Lessor, it shall not be practical to repair or rebuild, or is destroyed, then it shall be optional with Lessor to terminate this lease with written notice served upon Lessee within thirty (30) days after such damage or destruction.

14. DEFAULT BY LESSEE: Time is of the essence herein, and if Lessee fails to timely pay the minimum rent or any additional rent, or if Lessee fails to perform any other covenant or agreement contained herein, and such default is not cured within five (5) days of Lessor's delivery of written notice to Lessee, or in the event of a default which takes more than five (5) days to cure, if Lessee has not commenced to remedy the same within said period, Lessor may immediately declare Lessee's rights under the lease terminated and re-enter the property.

     14.1 Notwithstanding such re-entry, Lessee's liability for the minimum rent and additional rent and all other costs and expenses shall not be extinguished for the balance of the lease term and Lessee shall pay Lessor the difference between such amounts and any lesser rent that Lessor may obtain, together with all necessary and reasonable costs of renovation and altering the property for new tenants and all reasonable costs of re-renting, including brokerage fees. Lessor may, but shall not be obligated to, cure any default by Lessee hereunder and notify Lessee of the amounts expended. Lessee shall immediately pay such additional amounts to Lessor upon receipt of such notification.

     14.2 All amounts owed by Lessee to Lessor under this lease shall bear interest at the rate of twelve (12%) percent per annum from the date of default until paid. In addition to the forgoing, Lessor may pursue any other remedy or election by Lessor and shall be deemed exclusive, and wherever possible such remedy shall be cumulative with all other remedies at law or in equity.

     14.3 In addition to the above remedies, there shall be a late penalty of five percent (5%) of the payment amount if said payment is more than five (5) days late.

15. SIGNS: All signs or symbols which Lessee desires to paint or install on the exterior of the building, or to place in windows or doors of the premises, shall be subject to the approval of the City of Gig Harbor and Lessor, excluding banners or temporary signs placed on the interior or exterior of the premises for promotional or open house events, which shall be subject only to the regulations of the City of Gig Harbor. Any sign so placed on the premises shall be so placed with the understanding and agreement that Lessee will remove the same at the termination of the tenancy herein created and repair any damage or injury to the premises caused thereby.

     15.1 Lessee has reviewed the Master Sign Plan for Soundview Park, Inc., dated September 26, 1996. Lessor agrees that signs conforming to the aforementioned Master Sign Plan will be allowed.

16. INTERPRETATION AND VENUE: The laws of the State of Washington shall govern the validity, performance, interpretation and enforcement of this lease. Should either party institute suit or arbitration for enforcement of interpretation of any provisions contained herein, the venue of such suit or arbitration shall be in

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Pierce County, Washington. This lease shall not be construed either for or against Lessor or Lessee, but this lease shall be interpreted in accordance with the general tenor of the language in an effort to reach an equitable result.

17. SUBORDINATION AND LESSOR FINANCE OR REFINANCE: Lessee shall, by separate instrument, subordinate its interest hereunder to any present or future mortgages, deeds of trust and other encumbrances effecting the described premises, securing an indebtedness incurred to refinance Lessor's obligation and Lessee shall attorn to Holders of the beneficial interest arising out of any such instruments, provided that the Mortgagees, Beneficiaries un Trust Deed, and other Lenders agree, in writing satisfactory to Lessee, to recognize Lessee's rights hereunder and to refrain from disturbing Lessee's possession of the premises pursuant to the terms thereof.

          17.1 In the event of a refinance as above provided in Paragraph 17, Lessee agrees to provide relevant financial statements and other documents as required to said financial institutions when requested.

18. RECORDING: A Memorandum of Lease Agreement may be recorded with the Auditor of Pierce County, Washington.

19. HEADINGS: The paragraph headings of this lease are inserted only for reference and in no way define, limit, or describe the scope or intent of this lease nor affect its terms and provisions.

20. PEACEFUL POSSESSION: Upon payment by Lessee of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Lessee's part to be observed, Lessee shall peaceably and quietly hold and enjoy the premises for the term hereby demised without hindrance or interruption by Lessor or by any other person, or persons, lawfully and equitably claiming by, through or under Lessor.

21. PARKING: Lessee, Lessee's employees, and associates shall limit their parking to the peripheral areas of the parking lots. Lessee, Lessee's employees, and associates will not park in front of any other business located in Soundview Park.

22. COUNTERPARTS: This lease may be executed in one or more counterparts, each of which shall be deemed an original and which together shall constitute one and the same instrument.

          22.1 All agreements in this lease shall be deemed to be "covenants" as though the words importing such covenants were set forth in each instrument.

          22.2 Words used in this singular shall include the plural as appropriate and words used in the plural shall include the singular as appropriate and words used in any gender shall include other genders as appropriate.

          22.3 Reference to "this lease" shall include renewal or extension as appropriate.

          22.4 Where any period would otherwise begin or end on a day not a business day, such period shall begin or end on the next regular business day.

23. RENEWAL OR EXTENSION: Should the Lessee, during the original term hereof, pay all installments of rental and other charges as herein provided promptly as the same become due, and keep and perform every other covenant herein contained to be kept and performed by Lessee, the Lessee shall have an option to renew this lease for one (1) term of five (5) years, upon all of the terms and conditions herein except the monthly payment. The Lessee shall give notice in writing to Lessor not later than ninety (90) days prior to the expiration of the lease herein granted and the renewal term and the Lessee and Lessor shall then meet to determine the monthly payment for the extended period. Should the Lessee and the Lessor not be able to agree on the terms of the monthly payment of any extension thereof they may elect to each appoint an Arbitrator and, in turn, the two said Arbitrators shall appoint a third and Lessee and Lessor shall then be bound by the majority of said Arbitrators.

24. HOLD-OVER: Any holding over after the expiration of the term of this lease, with the consent of the Lessor, shall be for an indefinite period of time on a month-to-month basis, which tenancy may be terminated as provided by the laws of the State of Washington. During such tenancy, Lessee agrees to pay Lessor a monthly rent equal to that provided under the terms of the lease immediately expired.

25. NOTICES: All notices shall be mailed by registered or certified mail and be addressed to the following respective addresses, or to such addresses as may be hereafter designated in writing:

          LESSOR: SOUNDVIEW PARK, INC., 5775 Soundview Drive, Suite 104A, Gig Harbor, WA 98335

          LESSEE:  WESTSOUND BANK, 190 Pacific Ave., Bremerton, WA 98337
                   Attn: CEO

26. ENFORCEMENT: Any dispute as to the enforcement or interpretation of this lease or the option herein shall be determined by arbitration in accordance with the arbitration of the laws of the State of Washington. The prevailing party in any suit or arbitration arising under this lease or option shall be entitled to reasonable attorney's fees and expert witness fees.

27. HEIRS AND SUCCESSORS: Subject to the provisions hereof pertaining to assignment and subletting, the covenants and agreements of this lease shall be binding upon and inure to the benefit of the respective heirs, personal representatives and assigns of the parties hereto.

28. DISCLOSURE: William J. Banks, Jerry L. Clark, and Proctor S. Peacock are all officers in and owners of


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stock in Soundview Park, Inc. They are all licensed Real Estate Brokers in the
State of Washington.

In witness whereof, these presents have been executed in duplicate, on this date and year first written above.

LESSOR: SOUNDVIEW PARK, INC.            LESSEE: WESTSOUND BANK

/s/ Jerry L. Clark                      /s/ David K. Johnson
---------------------------------       --------------------------------
By: Jerry L. Clark, President           By: David K. Johnson, President


STATE OF WASHINGTON
                    )  ss:
County of PIERCE

     On this 19th day of January, 2005 appeared before me Jerry L. Clark, President of the corporation of the foregoing instrument to be his free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath state he is authorized to execute the said instrument.

     Witness my hand and official seal hereto affixed the day and year first written.

                                       /s/ Illegible
                                       --------------------------------
        [NOTARY PUBLIC                 Notary Public in and for the State of
             SEAL]                     Washington
                                       Residing at: Tacoma
                                       My commission expires: 06/30/08
                                                             -----------

STATE OF WASHINGTON
                    )  ss:
County of KITSAP

     On this 24th day of January 2005 appeared before me David K. Johnson, President of the corporation of the foregoing instrument to be his free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath state he is authorized to execute the said instrument.

     Witness my hand and official seal hereto affixed the day and year first written.

                                       /s/ Robert Easton Jr.
                                       ---------------------------------
      [NOTARY PUBLIC                   Notary Public in and for the State of
           SEAL]                       Washington
                                       Residing at: Tacoma
                                       My commission expires: 01/03/06
                                                              ----------



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